UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

TYPHOON TOUCH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

NEVADA	000-52130	20-3387991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700-7th Ave, Suite 2100, PMB 134, Seattle Washington		98101
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		206-407-2538

N/A
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company's expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Asset Purchase Agreement

General.  Typhoon Touch Technologies, Inc. ("Typhoon") has entered into an asset purchase agreement with James G. Shepard a newly formed Nevada company, Typhoon Ventures, Inc. (together the "Purchasers") dated April 29, 2008 (the "Agreement").  Mr. Shepard, an officer and director or Typhoon and the sole shareholder of Typhoon Ventures Inc.

Terms of Agreement.  Under the terms of the Agreement:

  Typhoon will sell 100% of the assets associated with the music portal and music download kiosks forming the "music business" to Typhoon Ventures, Inc. and James G. Shepard, Typhoon's President and Chief Executive Officer (the "Sale"); and
  in exchange, Mr. Shepard has agreed to return to treasury 36,000,000 shares of common stock of Typhoon and Typhoon Ventures Inc. will assume all liabilities associated with the music business.

The other terms of the Agreement include:

  Typhoon must file all reports that it is required to file with the Securities and Exchange Commission;

  Typhoon having received majority stockholder approval of the Agreement; and

  there be no regulatory or other bar to the transactions completing.

The Agreement may be terminated at any time prior to the closing date:

  by mutual written agreement;

  by either party if the Sale is not approved by Typhoon's stockholders;

  by either party if the other party has committed a material breach of any provision of the Agreement that has not been cured within thirty (30) days of written notice of such breach subject to certain materiality limitations;

  by either party if an order, decree, ruling, judgment or injunction has been entered by any governmental authority permanently restraining, enjoining or otherwise limiting or prohibiting the consummation of the Sale; or

  by either party upon written notice if the closing has not occurred before 5 p.m., Eastern Standard Time, on June 30, 2008.

Each of the parties to the Agreement provided customary representations and warranties and closing conditions.

A copy of the Agreement is filed as exhibits to this Form 8-K and is incorporated in this Item 1.01 by reference. The description of the Agreement above is qualified in its entirety by reference to the full text of the Agreement.

Proxy Statement and Meeting.  Typhoon has mailed a proxy statement to its stockholders with more detailed information about this transaction and will request stockholder approval to proceed with the Sale at a special meeting to be held on May 20, 2008.

Typhoon is seeking majority of minority approval of our stockholders in addition to majority approval to the sale of our music business.  Mr. Shepard holds approximately 58% of the shares of Typhoon's common stock and he intends to vote in favor of this transaction.  We will not proceed with the sale unless over 50% of the non-interested stockholders in attendance at the special meeting vote in favor of the Agreement.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.   N/A

(b) Pro forma financial information.   N/A

(c) Exhibits.

As described in Item 2.01 of this Report, the following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No. ________	Description ___________
2.1	Asset Purchase Agreement dated April 29, 2008
99.1	Press Release dated April 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REGISTRANT

By:

/s/ James G. Shepard

_________________________________
James G. Shepard, President and C.E.O.

Dated: April 30, 2008